SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

☐   Preliminary Information Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒   Definitive Information Statement

CONCEPT HOLDING CORP.

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☒   No fee required

☐   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF SHAREHOLDER ACTION

IN LIEU OF A MEETING

Midland, Texas

July 21, 2017

TO: THE SHAREHOLDERS OF CONCEPT HOLDING CORP. (the “Company”)

The purpose of this letter and the enclosed Information Statement is to inform you that shareholders holding a majority of our Voting Stock (as defined in the Information Statement) have executed a written consent in lieu of a meeting to approve the following:

1.

The increase of the Company’s total authorized shares from 100,000,000 shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 90,000,000 shares of common stock having a par value of $0.0001 per share, to 10,010,000,000 total authorized shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 10,000,000,000 shares of common stock having a par value of $0.0001 per share; and

2.

To increase the number of the Company’s total issued and outstanding shares of common stock by conducting a forward split at the rate of two hundred (200) shares for every one (1) (200:1) share currently issued and outstanding.

The details of the action to be taken pursuant to such written consent are set forth in the accompanying information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Dato Yap Ting Hau

Dato Yap Ting Hau

Chairman of the Board

CONCEPT HOLDING CORP.

6 Desta Drive, Suite 5100

Midland, Texas 79705

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT

OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This Information Statement will be mailed on or about July 24, 2017 to the holders of the Common Stock (the “Voting Shareholders”) of Concept Holding Corp., a Nevada corporation (referred to herein as “we,” “us,” or the “Company”), in connection with the following actions taken pursuant to the written consent of the shareholders holding a majority of the voting power of the Company’s outstanding Voting Stock (as defined below) (the “Majority Shareholders”), dated as of July 21, 2017 (the “Written Consent”) authorizing us to:

1.

increase the Company’s total authorized shares from 100,000,000 shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 90,000,000 shares of common stock having a par value of $0.0001 per share, to 10,010,000,000 total authorized shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 10,000,000,000 shares of common stock having a par value of $0.0001 per share (the “Share Increase”); and

2.

increase the number of the Company’s total issued and outstanding shares of common stock by conducting a forward split at the rate of two hundred (200) shares for every one (1) (200:1) share currently issued and outstanding (the “Forward Split”).

The actions to be taken pursuant to the Written Consent shall be taken on or about August 14, 2017, and no earlier than twenty (20) days after the mailing of this Information Statement. Only Voting Shareholders of record at the close of business on July 21, 2017, are being given notice of the actions to be taken pursuant to the Written Consent (the “Record Date”) and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect.

On July 21, 2017, our Board of Directors (the “Board”) unanimously adopted resolutions authorizing the Share Increase and the Forward Split.

Section 78.320 of the Nevada Revised Statutes provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Share Increase and Forward Split as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Share Increase and Forward Split in a timely manner.

NO APPRAISAL RIGHTS

The holders of shares of the Company’s Capital Stock have no appraisal rights under Nevada law, the Company’s Articles of Incorporation, or the Company’s Bylaws with respect to the Share Increase.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of One Hundred Million (100,000,000) shares consisting of 90,000,000 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).

As of the Record Date, we have 3,801,250 shares of Common Stock, and no shares of Preferred Stock, issued and outstanding.

Each share of Common Stock entitles its holder to one (1) vote on each matter submitted to the shareholders.  The total number of votes able to be cast by all of the outstanding shares of Capital Stock is referred to herein as the “Voting Stock”.

Due to the fact that the shareholders holding at least a majority of the voting rights of all outstanding Voting Stock as of the Record Date have voted in favor of the Share Increase and Forward Split by the Written Consent; and having sufficient voting power to approve the Share Increase and Forward Split through their ownership of Voting Stock, no other shareholder consents will be obtained in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the Voting Shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 14, 2017.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

The Company does not pay any of its directors for their services as directors. It is possible that management could begin to pay its directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify all of the Company’s shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.

Who is Entitled to Notice?

Each outstanding share of Capital Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent. The shareholders, as of the close of business on the Record Date, that held in the aggregate in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Voting Stock, voted in favor of the Share Increase and Forward Split.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Share Increase and Forward Split consists of the vote of the holders of the issued and outstanding shares of our Capital Stock. As of the Record Date, a total of 3,801,250 votes were able to be cast on any matters submitted to the Shareholders.

What Vote is Required to Approve the Share Increase?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Share Increase and Forward Split. A majority of the voting power of the outstanding shares of Voting Stock voted in favor of the Share Increase and Forward Split pursuant to the Written Consent.

What Corporate Matters Did The Majority Shareholders Vote For?

Shareholders holding a majority of the Voting Stock voted in favor of the following:

1.

The increase of the Company’s total authorized shares from 100,000,000 shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 90,000,000 shares of common stock having a par value of $0.0001 per share, to 10,010,000,000 total authorized shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 10,000,000,000 shares of common stock having a par value of $0.0001 per share (the “Share Increase”); and

2.

To increase the number of the Company’s total issued and outstanding shares of common stock by conducting a forward split at the rate of two hundred (200) shares for every one (1) (200:1) share currently issued and outstanding (the “Forward Split”).

SHARE INCREASE

REASONS

The Board of Directors and the Majority Shareholders have approved the amendment to the Articles of Incorporation in order to provide the Company with flexibility in pursuing its long-term business objectives.  The primary reasons for the amendment are:

●

Management may in the future pursue opportunities to obtain capital in order to fully implement the Company's business plan.  A reserve of common shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

●

Management may utilize the additional common shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Company's Common Stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Company's Common Stock either with or without the payment of additional consideration.

As a result of the Share Increase there will be 10,010,000,000 total authorized shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 10,000,000,000 shares of common stock having a par value of $0.0001 per share. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company's shareholders.  The issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company's Common Stock.

The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of Common Stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company.  In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make the Company unattractive to the party seeking control of the Company.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

WHEN THE SHARE INCREASE WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Share Increase, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the increase.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

FORWARD SPLIT

PLEASE NOTE THAT THE FORWARD SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY.

PURPOSE AND EFFECT OF THE FORWARD SPLIT

The Board of Directors believed that it was in the best interest of the Company to implement the Forward Split.

We have no present understandings or agreements that will involve the issuance of capital stock, apart from understandings and agreements disclosed in our filings with the Securities and Exchange Commission. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock.

As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions for the newly authorized but unissued shares that will become available following our Forward Split and Share Increase.

The effect of the Forward Split, if any, upon the stock price for our Common Stock cannot be predicted. Further, we cannot assure you that the stock price of our common stock after the Forward Split will fall in proportion to the increase in the number of shares of common stock outstanding as a result of the Forward Split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

The principal effect of the Forward Split will be the increase in the number of shares of common stock issued and outstanding from approximately 3,801,250 shares as of July 21, 2017, to approximately 760,250,000 shares. The Forward Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in the Company or proportionate voting power. The common stock issued pursuant to the Forward Split will remain fully paid and non-assessable. The Forward Split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Forward Split, nor does it increase or decrease the market capitalization of the Company. The Forward Split is not intended as, and will not have the effect of, a "going private transaction" under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The following chart depicts the capitalization structure of the Company both pre-Forward Stock Split/pre-Share Increase and post-Forward Stock Split/post-Share Increase:

Pre-Forward Split

Authorized shares of:	Issued shares	Authorized but unissued

Common Stock 100,000,000	3,801,250	96,198,750
Preferred Stock 10,000,000	-0-	10,000,000

Post-Forward Split

Authorized shares of:	Issued shares	Authorized but unissued

Common Stock 10,000,000,000	760,250,000	9,239,750,000
Preferred Stock 10,000,000	-0-	10,000,000

CERTAIN RISKS ASSOCIATED WITH FORWARD SPLIT

You should recognize that while you will own a greater number of shares of Common Stock than you presently own, the Forward Split may result in a decline in the potential stock price of our Common Stock.  We cannot assure you that the Forward Split will effect the potential stock price of our Common Stock by a multiple equal to the Forward Split ratio or result in the permanent decline in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Forward Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the greater number of shares of Common Stock that would be outstanding after the Forward Split.

ANTI-TAKEOVER EFFECTS OF THE FORWARD SPLIT

The overall effect of the Forward Split may be to render more difficult the consummation of mergers with the Company or the assumption of control by a principal stockholder, and thus make it difficult to remove management.

A possible effect of the Forward Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management.  Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Forward Split is not the result of management's knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Forward Split a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  As discussed above, the reason for the Forward Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING FORWARD SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Forward Split will become effective on or about August 14, 2017, or as soon thereafter as is reasonably practicable (the “Effective Date”).  Beginning on the Effective Date, each stock certificate representing pre-Forward Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Forward Split shares of Common Stock.

Our transfer agent, American Registrar & Transfer Co., will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Forward Split shares of Common Stock may surrender to the Exchange Agent stock certificates representing pre-Forward Split shares of Common Stock in exchange for stock certificates representing post-Forward Split shares of common stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, we must notify the Financial Industry Regulatory Authority ("FINRA") by filing an issuer company related action notification form no later than ten (10) days prior to our anticipated record date of such action.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Stockholders should not destroy any stock certificates and should not submit any certificates without a letter of transmittal.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as the result of the Forward Split.

FEDERAL INCOME TAX CONSEQUENCES

We will not recognize any gain or loss as a result of the Forward Split.

The following description of the material federal income tax consequences of the Forward Split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Forward Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers, banks, regulated investment companies, foreign entities or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Forward Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Forward Split will be that a stockholder who receives an increased number of shares of our Common Stock will not recognize gain or loss. With respect to a Forward Split, such a stockholder's basis in the increased number of shares of our Common Stock will equal the stockholder's basis in its old shares of our common stock. The holding period of the post-effective Forward Split shares received will include the holding period of the pre-effective Forward Split shares exchanged. The Company's views regarding the tax consequences of the Forward Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our Common Stock owned as of July 21, 2017 by all persons (i) by all of our executive officers and directors, (ii) by all of our executive officers and directors as a group, and (iii) known to us who own more than 5% of the outstanding number of such shares. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned.  As of July 21, 2017, no shares of Preferred Stock were issued or outstanding.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of warrants or stock options exercisable currently or within 60 days of July 21, 2017, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The numbers reflected in the percent owned column is based on 3,801,250 shares of our Common Stock issued and outstanding as of July 21, 2017.  Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address Of Owner	Shares Beneficially Owned	Percent Owned
All executive officers and directors

Dato Yap Ting Hau – Chairman of the Board	815,750	21.4%
Datin Chan Heng Si – President/Member of the Board	489,450	12.9%
Yong Chian Yon – Treasurer/Member of the Board	978,900	25.7%
Lee Hui Chin – Secretary/Member of the Board	163,150	4.3%

All executive officers and directors as a group	2,447,250	64.38%

All beneficial owners owning more than 5%

Dato Yap Ting Hau – Chairman of the Board	815,750	21.4%
Datin Chan Heng Si – President/Member of the Board	489,450	12.9%
Yong Chian Yon – Treasurer/Member of the Board	978,900	25.7%

The Board unanimously adopted a resolution approving the increase of the Company’s total authorized shares from 100,000,000 shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 90,000,000 shares of common stock having a par value of $0.0001 per share, to 10,010,000,000 total authorized shares consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, and 10,000,000,000 shares of common stock having a par value of $0.0001 per share, and an increase in the number of the Company’s total issued and outstanding shares of Common Stock by conducting a forward split at the rate of two hundred (200) shares for every one (1) (200:1) share currently issued and outstanding.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Nevada Revised Statutes, shareholders are not entitled to dissenters' rights of appraisal in connection with the Share Increase.

SHAREHOLDERS SHARING AN ADDRESS

In accordance with notices to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Information Statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at [(432) 242-4965]. In addition, any such street-name shareholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “intends”, “believes”, “will”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’s board of directors recommended approval of the Share Increase to the Voting Shareholders.

By order of the Board of Directors

/s/ Dato Yap Ting Hau
Dato Yap Ting Hau
Chairman of the Board

July 21, 2017